Exhibit 1.1

$1,100,000,000

GLP CAPITAL, L.P.

GLP FINANCING II, INC.

$350,000,000 5.250% Senior Notes due 2025

$750,000,000 5.300% Senior Notes due 2029

Underwriting Agreement

September 17, 2018

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, North Carolina 28288

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

GLP Capital, L.P., a Pennsylvania limited partnership (the “Operating Partnership”), and GLP Financing II, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Operating Partnership (“Capital Corp.” and, together with the Operating Partnership, the “Companies”), propose to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as representatives (collectively, the “Representatives”), $350,000,000 principal amount of their 5.250% Senior Notes due 2025 (the “2025 Notes”) and $750,000,000 principal amount of their 5.300% Senior Notes due 2029 (the “2029 Notes” and, together with the 2025 Notes, the “Notes”). The Notes will be guaranteed (the “Guarantee” and, together with the Notes, the “Securities”) by Gaming and Leisure Properties, Inc., a Pennsylvania corporation and the sole general partner of the Operating Partnership (the “Guarantor”), on a senior unsecured basis.

The 2029 Notes will be issued pursuant to an Indenture, dated as of October 30, 2013 (as amended by the First Supplemental Indenture, dated as of March 28, 2016, the “Base Indenture”), by and among the Companies, the Guarantor and Wells Fargo Bank, National Association, as trustee (the

“Trustee”), as supplemented by a Supplemental Indenture, to be dated as of the Closing Date (as defined below) (the “Series Supplemental Indenture”). The 2025 Notes will constitute an issuance of “Additional Notes” under the Base Indenture, as supplemented by the Fifth Supplemental Indenture, dated as of May 21, 2018 (the “Fifth Supplemental Indenture” and, together with the Base Indenture and the Series Supplemental Indenture, the “Indenture”). The Companies have previously issued $500,000,000 aggregate principal amount of 2025 Notes under the Base Indenture, as supplemented by the Fifth Supplemental Indenture (the “Existing 2025 Notes”). Except as otherwise disclosed in the Pricing Disclosure Package (as defined below), the 2025 Notes will have identical terms to the Existing 2025 Notes and will be treated as a single class of notes with the Existing 2025 Notes for all purposes under the Indenture.

The Securities are being issued and sold to finance, together with borrowings under our Credit Agreement (as defined below), the closing of the Acquisition Transactions (as defined in the Preliminary Prospectus Supplement (as defined below)) and to pay the estimated transaction fees and expenses associated with the foregoing, as more fully described under the caption “Use of proceeds” in the Preliminary Prospectus Supplement. If, however, (i) the Tropicana Transactions (as defined in the Preliminary Prospectus Supplement and as such transactions may be modified or amended in a manner not materially adverse to the holders of the 2029 Notes as reasonably determined by the Guarantor in good faith) are not completed on or prior to January 15, 2019; provided such date shall be extended to the latest of: (v) January 31, 2019, if the Closing Date (as defined in the Merger Agreement (as defined below)) is deferred (a “Closing Date Deferral”) pursuant to Section 1.3 of the Agreement and Plan of Merger, dated as of April 15, 2018, by and among the Operating Partnership, Eldorado Resorts, Inc., a Nevada corporation (“ERI”), Delta Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of ERI, and Tropicana Entertainment Inc., a Delaware corporation (“Tropicana”) (as amended and in effect from time to time, including all schedules and exhibits thereto, the “Merger Agreement”), (w) April 15, 2019 (if the Outside Date (as defined in the Merger Agreement) has been extended to twelve (12) months from the date of the Merger Agreement pursuant to Section 8.1(d) of the Merger Agreement) (the “Twelve Month Extension”); (x) April 30, 2019, if the Twelve Month Extension and a Closing Date Deferral occur; (y) July 15, 2019 (if the Outside Date has been extended to fifteen (15) months from the date of the Merger Agreement pursuant to Section 8.1(d) of the Merger Agreement) (the “Fifteen Month Extension”) and (z) July 31, 2019, if the Fifteen Month Extension and a Closing Date Deferral occur (such date, as extended, if applicable, as described above, the “Tropicana Outside Date”) or (ii) prior to the Tropicana Outside Date, the Operating Partnership notifies the Trustee in writing that the Merger Agreement has been terminated or that the Companies and the Guarantor will not pursue the consummation of the Tropicana Transactions (as such transactions may be modified or amended in a manner not materially adverse to holders of the 2029 Notes as reasonably determined by the Guarantor in good faith), then, in either case, the Companies will redeem (the “Special Mandatory Redemption”) all of the outstanding 2029 Notes at a redemption price of 101% of the aggregate issue price thereof, plus accrued and unpaid interest, if any, from the Closing Date to, but excluding, the date of the Special Mandatory Redemption. The 2025 Notes will not be subject to the Special Mandatory Redemption.

The Companies and the Guarantor hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement.

(a) The Companies and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3, File No. 333-210423, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of certain securities, including the Securities. Such registration statement (the

“Registration Statement”), as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the financial statements, exhibits and schedules thereto at such time and the documents incorporated or deemed to be incorporated by reference therein pursuant to Rule 430A or 430B under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”). The preliminary prospectus supplement dated September 17, 2018 describing the Securities and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Companies to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References in this underwriting agreement (this “Agreement”) to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. References in this Agreement to the Registration Statement, the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

(b) The “Pricing Disclosure Package” shall mean, collectively: (i) the Preliminary Prospectus, dated September 17, 2018, as amended or supplemented prior to the Applicable Time (as defined below) and (ii) each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

(c) “Applicable Time” means 3:56 P.M., New York City time, on September 17, 2018, the time when sales of Securities were first made.

2. Purchase of the Securities by the Underwriters.

(a) The Companies agree to issue and sell the 2025 Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Companies the respective principal amount of 2025 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 101.398% of the principal amount thereof plus accrued interest, if any, from May 21, 2018 to the Closing Date.

(b) The Companies agree to issue and sell the 2029 Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Companies the respective principal amount of 2029 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.235% of the principal amount thereof plus accrued interest, if any, from September 26, 2018 to the Closing Date.

(c) The Companies will not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

(d) The Representatives hereby advise the Companies and the Companies understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Pricing Disclosure Package.

(e) The Companies acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(f) Payment for and delivery of the Notes will be made at the offices of Cahill, Gordon & Reindel LLP at 10:00 A.M., New York City time, on September 26, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Companies may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(g) Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Operating Partnership to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Companies. The Global Notes representing the Notes will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(h) The Companies and the Guarantor acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Companies and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Companies, the Guarantor or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Companies, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Companies and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Companies or the Guarantor with respect thereto. Any review by the Representatives or any Underwriter of the Companies, the Guarantor, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Companies, the Guarantor or any other person.

3. Representations and Warranties of the Companies and the Guarantor. The Companies and the Guarantor jointly and severally represent and warrant to each Underwriter, as of the date of this Agreement and as of the Closing Date that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Companies and the Guarantor make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Companies and the Guarantor in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Companies and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Companies in writing by such Underwriter through the Representatives expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Companies and the Guarantor (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Companies and the Guarantor or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, if any, which constitute part of the Pricing Disclosure Package and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and when taken together with the Preliminary Prospectus accompanying, or delivered, prior to the delivery of, such Issuer Free Writing Prospectus did not at the Applicable Time, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Companies and the Guarantor make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Companies and the Guarantor in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Companies. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Companies or related to the offering of the Notes has been initiated or, to the knowledge of the Companies and the Guarantor, threatened by the Commission. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Companies and the Guarantor make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Companies in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission or amended, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto of the Guarantor and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the results of their respective operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein; the pro forma financial information and the related notes thereto included under the caption “Unaudited pro forma consolidated combined financial statements” in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable, and are as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Companies and the Guarantor and their respective subsidiaries, and presents fairly in all material respects the information shown thereby.

(g) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) No Material Adverse Change. Since December 31, 2017, there has not been (i) any change in the capital stock or other equity interests (other than the issuance of common stock relating to awards under the Guarantor’s equity incentive plan), or any material increase in long-term debt of the Companies, the Guarantor or any of their respective subsidiaries, (ii) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Companies or the Guarantor on any class of capital stock or other equity interests (other than dividends that have been publicly disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or (iii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, condition (financial or otherwise), results of operations or business prospects of the Companies, the Guarantor and their respective subsidiaries, taken as a whole; except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Organization and Good Standing. The Companies, the Guarantor and each of their respective subsidiaries have been duly incorporated or formed, as applicable, and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation, as applicable, are duly qualified to do business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are in good standing (where such concept is recognized under the laws of the respective jurisdictions in which they are incorporated or formed, as applicable) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have requisite corporate, limited liability company or limited partnership, as applicable, power and authority necessary to own or lease their respective properties and to conduct the businesses described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, condition (financial or otherwise), results of operations or business prospects of the Companies, the Guarantor and their respective subsidiaries, taken as a whole, or on the performance by the Companies and the Guarantor of their obligations under this Agreement (a “Material Adverse Effect”). Neither of the Companies nor the Guarantor owns or controls, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K.

(j) Capitalization. As of June 30, 2018, the Guarantor has the capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization” in the column “Actual”; all the outstanding shares of capital stock or other equity interests of the Companies and their respective subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent that these concepts apply in the case of non-corporate subsidiaries) and are owned directly or indirectly by the Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for Liens pursuant to, or not prohibited by, that certain Credit Agreement, dated as of October 28, 2013, as amended by Amendment No. 1, dated as of July 31, 2015, First Amendment to Amendment No. 1, dated as of March 25, 2016 and Amendment No. 2, dated as of May 21, 2018, by and among the Operating Partnership, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

(k) Due Authorization of Underwriting Agreement. Each of the Companies and the Guarantor has all requisite corporate or limited partnership power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder.

(l) Due Authorization of the Tropicana Real Estate Purchase Agreement and Merger Agreement; Accuracy of Merger Agreement Representations. The Operating Partnership has the requisite limited partnership power and authority to execute and deliver each of the Tropicana Real Estate Purchase Agreement (as defined in the Preliminary Prospectus Supplement) and the Merger Agreement and to perform its respective obligations thereunder. To the knowledge of the Companies and the Guarantor, each of Merger Sub, ERI and Tropicana has the requisite corporate power and authority to execute and deliver the Tropicana Real Estate Purchase Agreement and the Merger Agreement, as applicable, and to perform their respective obligations thereunder. To the knowledge of the Companies and the Guarantor, each representation and warranty of the parties to the Merger Agreement (other than the Operating Partnership) set forth in Sections 3 and 4 the Merger Agreement, without giving effect to any qualifications as to materiality or Company Material Adverse Effect (as defined in the Merger Agreement) or Acquiror Material Adverse Effect (as defined in the Merger Agreement), as applicable, or other similar qualifications contained therein, are true and correct, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), and except (i) as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect or Acquiror Material Adverse Effect, as applicable, (ii) for representations and warranties that are no longer true and correct in all material respects due to actions taken pursuant to Section A of the Company Disclosure Letter (as defined in the Merger Agreement) or the matters contemplated by Section 6.16 of the Merger Agreement or (iii) as disclosed in the Pricing Disclosure Package.

(m) The Indenture. On or prior to the effectiveness of the Registration Statement, the Base Indenture was duly qualified under the Trust Indenture Act. The Base Indenture and the Series Supplemental Indenture have been duly authorized, executed and delivered by the Companies and the Guarantor, and, assuming due authorization, execution and delivery by the Trustee, constitute valid and legally binding agreements of the Companies and the Guarantor, enforceable against the Companies and the Guarantor in accordance with their terms, except as enforceability may be limited by applicable (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”); and the Fifth Supplemental Indenture has been duly authorized and executed by the Companies and the Guarantor, and, assuming due authorization and execution by the Trustee, constitutes a valid and legally binding agreement of the Companies and the Guarantor, enforceable against the Companies and the Guarantor in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(n) The Notes and the Guarantee. The Notes have been duly authorized by the Companies and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of the Companies, enforceable against the Companies in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Companies and the Guarantor.

(p) [Reserved].

(q) Descriptions of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r) No Violation or Default. None of the Companies, the Guarantor or any of their respective significant subsidiaries, as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (each, a “Significant Subsidiary”) is (i) in violation of its respective charter or bylaws or similar organizational documents, as the case may be; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Companies, the Guarantor or any of their respective subsidiaries are a party or by which the Companies, the Guarantor or any of their respective subsidiaries are bound or to which any property or asset of the Companies, the Guarantor or any of their respective subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation applicable to the Companies, the Guarantor or any of their respective subsidiaries of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Companies, the Guarantors or any of their respective subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) No Conflicts. The execution, delivery and performance by the Companies and the Guarantor of this Agreement, the issuance and sale of the Notes by the Companies (and the issuance of the related Guarantee by the Guarantor), compliance by the Companies and the Guarantor with the terms of this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Guarantor, the Companies or any of their respective Significant Subsidiaries is a party or to which any of their respective properties or assets is subject, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Companies, the Guarantor or any of their respective Significant Subsidiaries, (iii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any of the Guarantor’s subsidiaries (other than its Significant Subsidiaries), except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Companies, the Guarantor or any of their respective subsidiaries, with the exception of the creation or imposition of any lien, charge or encumbrance pursuant to, or not prohibited by, the Credit Agreement, or (v) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Companies, the Guarantor or any of their respective subsidiaries, except for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required by or with respect to the Companies or the Guarantor for the execution, delivery and performance by the Companies and the Guarantor of this Agreement, the issuance and sale of the Notes by the Companies and the issuance of the Guarantee by the Guarantor and compliance by the Companies and the Guarantor with the terms of this Agreement and the consummation of the transactions contemplated by this Agreement, except (i) such filings as may be required under the rules of the Financial Industry Regulatory Authority, Inc., (ii) the registration of the Securities under the Securities Act, (iii) the qualification of the Indenture under the Trust Indenture Act, (iv) such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or will be obtained on or prior to the Closing Date, (v) post-closing notices to certain state regulatory bodies that the transactions contemplated by this Agreement have been consummated, (vi) such approvals, registrations, notices and qualifications as may be required under applicable state securities or “blue sky” laws in connection with the purchase and distribution of the Notes by the Underwriters and (vii) filings with, notices to or approvals from the applicable gaming authorities, which have been made or obtained or will be obtained at or prior to the Closing Date.

(u) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Companies, the Guarantor or any of their respective subsidiaries is a party, or of which any property, right or asset of the Companies, the Guarantor or any of their respective subsidiaries is the subject, that, individually or in the aggregate, if determined adversely to the Companies, the Guarantor or any of their respective subsidiaries, would reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Companies and the Guarantor, no such Actions are threatened by any governmental or regulatory authority or by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v) Independent Accountants. Deloitte & Touche LLP (“Deloitte”) and Ernst & Young LLP (“Ernst & Young”), each of whom have certified certain financial statements of the Guarantor and its subsidiaries that are incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accountants with respect to the Guarantor and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w) Title to Real Property. The Companies, the Guarantor and their respective subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real property that are material to the respective businesses of the Companies, the Guarantor and their respective subsidiaries, in each case free and clear of all liens, encumbrances and claims except those that (i) are described in the Registration Statement, Pricing Disclosure Package and the Prospectus, (ii) do not materially interfere with the use made and proposed to be made of such property by the Companies, the Guarantor and their respective subsidiaries or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Intellectual Property. (i) The Companies, the Guarantor and each of their respective subsidiaries own or have sufficient rights to use (A) to its knowledge, all patents and patent applications, and (B) all trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the operation of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) to the knowledge of the Companies and the Guarantor, the Companies’, the Guarantor’s and each of their respective subsidiaries’ conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Companies, the Guarantor and each of their respective subsidiaries have not received any written notice of any infringement claim relating to Intellectual Property; and (iv) to the knowledge of the Companies and the Guarantor, the Intellectual Property of the Companies, the Guarantor and each of their respective subsidiaries is not being infringed, misappropriated or otherwise violated by any person, except in the case of each of clauses (i)-(iv) where the failure to own or have the right to use such Intellectual Property or such infringement, misappropriation or violation (if the subject of an unfavorable ruling or decision as to the Companies, the Guarantor or any of their respective subsidiaries) would not reasonably be expected to have a Material Adverse Effect.

(y) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Companies or the Guarantor or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Companies or the Guarantor or any of their respective subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(z) Investment Company Act. Neither of the Companies nor the Guarantor is, or, after giving effect to the issuance, offering and sale of the Notes, the issuance of the Guarantee and the application of the proceeds thereof as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, will be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(aa) Taxes. The Companies, the Guarantor and each of their respective subsidiaries have paid all federal, state, local and foreign taxes and timely filed all tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions), except where the failure to so pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Companies, the Guarantor or any of their respective subsidiaries or any of their respective properties or assets which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) Licenses and Permits. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Companies, the Guarantor and their respective subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Companies, the Guarantor or any of their respective subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization which, individually or in the aggregate, if the subject of an unfavorable ruling or decision as to the Companies, the Guarantor or any of their respective subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(cc) No Labor Disputes. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no labor disturbance by or dispute with employees of the Companies, the Guarantor or any of their respective subsidiaries exists or, to the knowledge of the Companies and the Guarantor, is threatened which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Compliance With Environmental Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Companies, the Guarantor and each of their respective subsidiaries (x) to the knowledge of the Companies and the Guarantor, are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) to the knowledge of the Companies and the Guarantor, have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) to the knowledge of the Companies and the Guarantor, have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Companies, the Guarantor or their respective subsidiaries; and (iii) to the knowledge of the Companies and the Guarantor, there are no proceedings that are pending, or that are known to be contemplated, against the Companies, the Guarantor or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(ee) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Companies, the Guarantor or any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Companies, the Guarantor or their respective subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption, and except for noncompliance that would not reasonably be expected to result in material liability to the Companies, the Guarantor or their respective subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to have caused the loss of such qualification and (viii) none of the Companies, the Guarantor or any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) REIT Status. The Guarantor is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and the Guarantor’s current and proposed method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Code. The Guarantor has qualified and continues to qualify and has taken all necessary action to be treated, effective beginning with the year ended December 31, 2014 as a REIT under the Code, and the Guarantor’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2018, and in the foreseeable future (based on current law).

(gg) Disclosure Controls. The Guarantor maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. The Guarantor has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh) Accounting Controls. The Guarantor maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions will be executed in accordance with management’s general or specific authorizations; (ii) transactions will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets will be compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Guarantor’s most recent evaluation of its internal controls over reporting pursuant to Rule 13a-15(c) of the Exchange Act, there are no material weaknesses or significant deficiencies in the Guarantor’s internal controls.

(ii) Insurance. The Companies, the Guarantor and their respective subsidiaries are, in the reasonable judgment of the Companies and the Guarantor, insured by insurers of recognized financial responsibility (determined as of the date such insurance was obtained) against such losses and risks (other than wind and flood damage) and in such amounts as are prudent and customary in the reasonable judgment of the Companies and the Guarantor in the businesses in which they are engaged.

(jj) No Unlawful Payments. None of the Companies, the Guarantor or any of their respective subsidiaries, nor, to the knowledge of the Companies and the Guarantor, any director, officer, agent, employee, affiliate or other person while acting on behalf of the Companies, the Guarantor or any of their respective subsidiaries (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), the Bribery Act 2010 of the United Kingdom (the “Bribery Act”) or similar laws in other jurisdictions in which the Companies, the Guarantor or their respective subsidiaries conduct operations; or (iv) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Companies, the Guarantor, each of their respective subsidiaries, and to the knowledge of the Companies and the Guarantor, their controlled affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA and the Bribery Act and similar laws in other jurisdictions in which the Companies, the Guarantor or their respective subsidiaries conduct operations.

(kk) Compliance with Money Laundering Laws. The operations of the Companies, the Guarantor and each of their respective subsidiaries are conducted and have been conducted for the prior five years (or, if later, since the date of formation) in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and applicable money laundering statutes of all jurisdictions in which the Companies, the Guarantor or their respective subsidiaries conduct operations and the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Companies, the Guarantor or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Companies and the Guarantor, threatened.

(ll) No Conflicts with Sanctions Laws. None of the Companies, the Guarantor, or any of their respective subsidiaries nor, to the knowledge of the Companies or the Guarantor, any director, officer, agent, employee or affiliate of either Company, the Guarantor or any of their respective subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and none of the Companies, the Guarantor or any of their respective subsidiaries is located, organized or in a country or territory that is the subject of Sanctions; and neither the Companies nor the Guarantor will directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions in violation of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(mm) Solvency. On and immediately after the Closing Date, the Companies and the Guarantor (on a consolidated basis after giving effect to the issuance and sale of the Notes, the issuance of the Guarantee, and the other transactions related thereto as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value of the assets of such entity is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such entity, (ii) the present fair salable value of the assets of such entity is not less than the amount that will be required to pay the probable liability of such entity on its debts as they become absolute and matured, (iii) assuming consummation of the issuance and sale of the Notes and the issuance of the Guarantee as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, such entity does not intend to, and does not believe that it will, incur debts and liabilities beyond such entity’s ability to pay as such debts and liabilities mature, (iv) such entity is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such entity’s Property would constitute an unreasonably small capital and (v) such entity is able to pay its debts as they become due and payable. For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, without duplication.

(nn) No Restrictions on Subsidiaries. With the exception of any restrictions or limitations imposed by applicable gaming laws or as prohibited by the Indenture or the Credit Agreement, no subsidiary of either Company or the Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Companies or to the Guarantor, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Companies or the Guarantor any loans or advances to such subsidiary from the Companies or the Guarantor or from transferring any of such subsidiary’s properties or assets to the Companies or the Guarantor or any of their respective subsidiaries.

(oo) No Registration Rights. No person has the right to require the Companies or any of their respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities that has not been waived.

(pp) No Stabilization. None of the Companies or the Guarantor has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(qq) Margin Rules. None of the Companies, the Guarantor, each of their respective subsidiaries or any agent acting on their behalf has taken or will take any action that would cause this Agreement, the sale of the Securities or the application of the proceeds thereof by the Companies as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(rr) Industry Statistical and Market Data. Nothing has come to the attention of the Companies or the Guarantor that has caused the Companies or the Guarantor to believe that the industry statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that the Companies and the Guarantor believe to be reliable and accurate in all material respects.

(ss) Sarbanes-Oxley Act. There is and has been no failure on the part of the Companies or the Guarantor or any of the Companies’ or the Guarantor’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, except those identified in the Commission’s comment letter to the Guarantor, dated April 25, 2018, a copy of which has been previously delivered to the Underwriters.

(tt) Status under the Securities Act. At the time of filing the Registration Statement, at the earliest time thereafter that the Companies or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Guarantor was and is not, an “ineligible issuer” and the Guarantor is a well-known seasoned issuer, in each case as defined under Rule 405 under the Securities Act.

4. Further Agreements of the Companies and the Guarantor. The Companies and the Guarantor jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Guarantor will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act and will file any Issuer Free Writing Prospectus that relates to the offering of the Notes (including the Pricing Term Sheet referred to in Annex A hereto) to the extent required by Rule 433 under the Securities Act; during the Prospectus Delivery Period (as defined below) the Guarantor will file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus; and the Guarantor will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) that relates to the offering of the Notes to the Underwriters in New York City prior to 5:00 P.M., New York City time, on the business day next succeeding the date of this Agreement. The Guarantor will pay the registration fees for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.

(b) Delivery of Copies. The Companies will deliver, without charge, (i) to the Representatives, one copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, and (ii) to each Underwriter a conformed copy of the Registration Statement as originally filed and each amendment thereto, (excluding exhibits and consents filed therewith).

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Guarantor will within a reasonable amount of time in advance of filing such report, furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Guarantor will advise the Representatives promptly (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, and of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure

Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, in the judgment of the Guarantor and its counsel; (vi) of the receipt by the Guarantor or the Companies of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Guarantor or the Companies of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or, to the knowledge of the Companies and the Guarantor, the initiation or threatening of any proceeding for such purpose; and the Companies and the Guarantor will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Pricing Disclosure Package. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, in each case, (A) in the judgment of the Guarantor and its counsel, the Guarantor will promptly notify the Underwriters thereof, or (B) in the reasonable judgment of the Underwriters and their counsel, the Underwriters will promptly notify the Guarantor thereof and, in either case, the Guarantor and the Companies shall prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the Pricing Disclosure Package as so amended or supplemented (including such documents incorporated by reference therein) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that the Pricing Disclosure Package as so amended or supplemented will comply with applicable law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Guarantor will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented, including such documents to be incorporated by reference, will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Companies will cooperate with the Underwriters in arranging to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Securities; provided that neither of the Companies nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or take any action that would subject it to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Guarantor will make generally available to their security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Guarantor occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the Closing Date, the Companies and the Guarantor will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Companies or the Guarantor and having a tenor of more than one year; provided that the foregoing shall not apply to the sale of the Notes under this Agreement.

(j) Use of Proceeds. The Companies will apply the net proceeds from the sale of the Notes as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(k) DTC. The Companies will assist the Underwriters in arranging for the Notes to be eligible for clearance and settlement through DTC.

(l) No Stabilization. Neither the Companies nor the Guarantor will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Companies will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter, severally and not jointly, hereby represents and agrees that it has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Guarantor or either of the Companies and not incorporated by reference into the Registration Statement and any press release issued by the Guarantor or either of the Companies) that is required to be filed with the Commission other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Companies in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Notes on the Closing Date as provided herein is subject to the performance by the Companies and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Companies and the Guarantor, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Companies and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Companies, the Guarantor and each of their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement if there are any debt securities or preferred stock issued or guaranteed by, the Guarantor, the Companies or any of their respective subsidiaries that are rated by a “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the Exchange Act (i) no downgrading shall have occurred in the rating accorded the Notes or any such debt securities or preferred stock issued or guaranteed by the Companies, the Guarantor or any of their respective subsidiaries and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any such debt securities or preferred stock issued or guaranteed by the Companies, the Guarantor or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Guarantor (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct and (ii) confirming that, except for representations and warranties of the Companies and the Guarantor that speak as of a particular date (which representations and warranties are true and correct as of such date), the other representations and warranties of the Companies and the Guarantor in this Agreement are true and correct in all respects, as of the Closing Date and that the Companies and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, each of Deloitte and Ernst & Young shall have furnished to the Representatives, at the request of the Companies and the Guarantor, letters with respect to the Guarantor and its subsidiaries, dated the date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that in the case of Deloitte, the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and Negative Assurance Letter of Counsel for the Companies.

(i) Goodwin Procter LLP, counsel for the Companies and the Guarantor, shall have furnished to the Representatives, at the request of the Companies and the Guarantor, their written opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(ii) Goodwin Procter LLP, tax counsel for the Companies and the Guarantor, shall have furnished to the Representatives, at the request of the Companies and the Guarantor, a written tax opinion, dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives. In rendering such opinion, Goodwin Procter LLP may rely upon representations and covenants of duly appointed officers of the Companies, the Guarantor and their respective subsidiaries (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practices.

(iii) Ballard Spahr, Pennsylvania counsel for the Companies and the Guarantor, shall have furnished to the Representatives, at the request of the Companies and the Guarantor, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion and Negative Assurance Letter of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and negative assurance letter, addressed to the Underwriters, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantee.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of each of the Companies and the Guarantor in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) DTC. The Notes shall be eligible for clearance and settlement through DTC.

(l) The Series Supplemental Indenture and the Notes. The Series Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Companies, the Guarantor and the Trustee, and the Notes shall have been duly executed and delivered by a duly authorized officer of the Companies and duly authenticated by the Trustee.

(m) [Reserved].

(n) Additional Documents. On or prior to the Closing Date, the Companies and the Guarantor shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements contained herein.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Companies and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Companies in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Companies and the Guarantor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Companies, the Guarantor, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Companies or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Companies in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or any Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the following paragraphs in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter: the third paragraph, the third sentence of the fifth paragraph and the eighth paragraph under the heading “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Companies, the Guarantor, their respective directors and officers who signed the Registration Statement and any control persons of the Companies and the Guarantor shall be designated in writing by the Companies and the Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such Indemnifying Person shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Companies and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Companies from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Companies and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Companies, the Guarantor and the Underwriters agree that it would not be just and equitable if the amount of such contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the discretion of the Representatives, by notice to the Operating Partnership, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited by either of the New York Stock Exchange or the Nasdaq; (ii) trading of any securities issued or guaranteed by the Companies or the Guarantor shall have been suspended on any such exchanges or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities of a series that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities of the applicable series by other persons satisfactory to the Companies on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities of the applicable series, then the Companies shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities of the applicable series on such terms. If other persons become obligated or agree to purchase the Securities of such series of a defaulting Underwriter, either the non-defaulting Underwriters or the Companies may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Companies or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Companies agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities of the applicable series that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a series of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Companies as provided in paragraph (a) above, the aggregate principal amount of such Securities of the applicable series that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities of the applicable series, then the Companies shall have the right to require each non-defaulting

Underwriter to purchase the principal amount of Securities of the applicable series that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities of the applicable that such Underwriter agreed to purchase hereunder) of the Securities of the applicable series of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a series of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Companies as provided in paragraph (a) above, the aggregate principal amount of such Securities of the applicable series that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities of the applicable series, or if the Companies shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Companies or the Guarantor, except that the Companies and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Companies, the Guarantor or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Companies and the Guarantor, jointly and severally, agree to pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Companies’ and the Guarantor’s counsel and the Companies’ and the Guarantor’s independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a “blue sky” memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (v) any fees charged by rating agencies for rating the Securities; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with the approval of the Notes for book-entry transfer by DTC; (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Supplemental Indenture and the Securities, (ix) [reserved] and (x) all expenses incurred by the Companies and the Guarantor in connection with any “road show” presentation to potential investors provided that private aircraft travel expenses incurred in connection with such “road show” and other meetings shall be allocated 50% to the Companies and the Guarantor, on one hand, and 50% to the Underwriters on the other hand, and the Companies and the Guarantor on one hand, and the Underwriters in the aggregate (but severally as to their portion) on the other hand, shall each pay their own expenses for all other travel expenses. Except as provided in Section 7 and in this Section 11, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Companies for any reason fail to tender the Securities for delivery to the Underwriters (other than solely by reason of a default by the Underwriters of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Companies and the Guarantor jointly and severally agree to reimburse the Underwriters (other than a defaulting underwriter) for all documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to in Section 7 hereof, the officers and directors of the Companies and the Guarantor referred to herein, and the officers, directors and affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Companies, the Guarantor, and the Underwriters contained in this Agreement or made by or on behalf of the Companies, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Companies, the Guarantor or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Companies, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at: (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, New York, New York 10020 (fax 212-901-7897), Attention: High Yield Legal Department; (ii) Wells Fargo Securities, LLC, 301 S. College St., 6th Floor, Charlotte, North Carolina 28288, Attention: Transaction Management, fax no. (704) 383-9165 (with such fax to be confirmed by telephone to (704) 715-0541; and (iii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179 (fax 212-270-1063); Attention: Ken

Lang, Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, New York, New York 10020 (fax 212-901-7897), Attention: High Yield Legal Department. Notices to the Companies and the Guarantor shall be given to them at Gaming and Leisure Properties, Inc., 825 Berkshire Blvd., Suite 400, Wyomissing, Pennsylvania 19610, Attention: Chief Financial Officer; with a copy to Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018, Attention: Gilbert G. Menna and James Barri.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive). Each party irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each party agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the parties.

(e) Waiver of Jury Trial. The Companies, the Guarantor and each of the Underwriters hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GLP Capital, L.P.

By:	Gaming and Leisure Properties, Inc., its general partner

By:	/s/ Steven T. Snyder
Name: Steven T. Snyder
Title: Interim Chief Financial Officer

GLP Financing II, Inc.

By:	/s/ Steven T. Snyder
Name: Steven T. Snyder
Title: Interim Chief Financial Officer

Gaming and Leisure Properties, Inc.

By:	/s/ Steven T. Snyder
Name: Steven T. Snyder
Title: Interim Chief Financial Officer

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Evan Ladouceur
Authorized Signatory Evan Ladouceur Managing Director Head of Gaming & Leisure Investment Banking

WELLS FARGO SECURITIES, LLC
For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Carolyn Hurley
Authorized Signatory Carolyn Hurley Director

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Stephen L. Sheiner
Authorized Signatory Stephen L. Sheiner Executive Director

[Signature Page to the Underwriting Agreement]

SCHEDULE 1

Underwriter	Principal Amount of 2025 Notes	Principal Amount of 2029 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$63,421,000	$135,902,000
Wells Fargo Securities, LLC	$65,696,000	$140,777,000
J.P. Morgan Securities LLC	$43,645,000	$93,524,000
Citizens Capital Markets, Inc.	$38,123,000	$81,692,000
Fifth Third Securities, Inc.	$37,171,000	$79,651,000
SunTrust Robinson Humphrey, Inc.	$27,230,000	$58,351,000
Siebert Cisneros Shank & Co., L.L.C.	$24,086,000	$51,613,000
Credit Agricole Securities (USA) Inc.	$17,579,000	$37,670,000
Goldman Sachs & Co. LLC	$17,500,000	$37,500,000
Barclays Capital Inc.	$15,549,000	$33,320,000

Total	$350,000,000	$750,000,000

Sch. 1-1

ANNEX A

Pricing Term Sheet.

[See attached.]

Ann. A-1